Exhibit 10.1

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AGREEMENT No: VCM - GNR - 025 - 2014

AGREEMENT FOR THE SALE AND PURCHASE OF COMMODITIES (CRUDE OIL)

PARTICULAR CONDITIONS

The following are the Particular Conditions of the Agreement for the Sale and Purchase of Commodities (Crude oil) No. VCM - GNR - 025 - 2014, hereinafter defined as the “Agreement”.

The Agreement will be governed by the Particular Conditions specified below, and the conditions not expressed in the Particular Conditions, will be governed by the provisions of the clauses contained in the General Conditions.

  THE PARTIES:

THE BUYER
Name	ECOPETROL S.A.
Made up by	A decentralized entity of the national level, created by Law 165 of 1948, with NIT 899.999.068 - 1, organized as a Company Partially Owned by the State based on the provisions of article 2° of Law 1118 of 2006, attached to the Ministry of Mines and Energy, with its main place of business in Bogotá, D. C., the corporate by – laws of which are contained, in an integral manner, in Public Deed No. 5314 of the 14th of December of 2007 and its successive amendments, all of them granted before the Second Notary of the city of Bogotá, D.C., and registered with the Chamber of Commerce of Bogotá, D. C., hereinafter and for the purposes of this Agreement well be called THE BUYER, represented herein by LUIS FRANCISCO SANABRIA CHACÓN, identified with Colombian I. D. Card No. 79.538.375, acting in his capacity as Refined Products and Crude Oils’ National Manager and who is duly authorized to enter into this Agreement, according to the Certificate of Existence and Incumbency attached hereto.
Address	Carrera 7 No. 37 – 69, 5th Floor, Bogotá, D.C.
NIT	899.999.068 - 1
Represented by	Luis Francisco Sanabria Chacón
Identification	79.538.375
Issued at	Bogotá
Position	Refined Products and Crude Oils’ National Manager
Phone No.	(57) (1) 2344820

THE SELLER
Name	GRAN TIERRA ENERGY COLOMBIA LTD
Made up by	A Colombian branch office of a foreign company organized according to the laws of the Estado de Utah, United States of America, duly established in Colombia according to Public Deed No. 5323 of the 25th of October of 1983, of the Seventh Notary of the city of Bogotá, D. C., and registered with the Chamber of Commerce of Bogotá, D. C., with NIT 860.516.431 - 7, hereinafter who will be called, for the purposes of this Agreement, THE SELLER, represented herein by ALEJANDRA ESCOBAR HERRERA, identified with Colombian I. D. Card No. 52.646.943 and IVÁN TOBÓN GARCÍA, identified with Colombian I. D. Card No. 79.751.294, acting in their capacity as Alternate Legal representatives and who are duly authorized to enter into this Agreement, according to the Certificate of Existence and Incumbency attached hereto, and who say that neither them nor the company or the branch office in Colombia represented by them have fallen in any cause of disqualification or incompatibility established in the National Constitution or in the Law that prevents the execution and delivery of this document.

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Address	Calle 113 No. 7 - 80, 17th Floor, Bogotá, D.C.
NIT	900.139.306 - 1
Represented by	Alejandra Escobar Herrera and Iván Tobón García
Identification	52.646.943 and 79.751.294
Issued at	Bogotá
Position	Alternate Legal representatives
Phone No.	(57) (1) 6585757

PARTICULAR RECITALS

1.	Whereas, on the twenty seventh (27th) day of the month of July of year one thousand nine hundred and eighty seven (1987), THE BUYER and THE SELLER, then called ARGOSY, entered into ARGOSY ENERGY INTERNATIONAL (ARGOSY), entered into the Santana Risk Share Agreement (CPR - Santana).

2.	Whereas, on the thirtieth (30th) day of September of year two thousand and two (2002), THE BUYER and THE SELLER, then called ARGOSY, entered into an Association Agreement called Guayuyaco.

3.	Whereas, on the twenty seventh day (27th) of the month of June of year two thousand and five (2005), the National Hydrocarbons’ Agency and THE SELLER, then called ARGOSY, entered into an Hydrocarbons’ Exploration and Exploitation Agreement for the sector called Chaza (Chaza E&E Agreement).

4.	Whereas, THE SELLER represents, under oath, which is deemed as taken by the signature of this document, that it is the holder and / or it has the authorization to commercialize and / or dispose of the crude oil to be committed by virtue of this Agreement, which comes from the fields of the CPR-Santana, of the CA - Guayuyaco and of the Chaza E&E Agreements (hereinafter, “the "Fields”).

5.	Whereas, for the purposes of the performance of this Agreement, THE SELLER has entered into two agreements with CENIT TRANSPORTATION Y LOGÍSTICA DE HiDROCARBUROS S. A. S. (CENIT) the corporate purpose of which is the service of transportation of liquid hydrocarbons in the Tran Andean Pipeline (OTA) and in the Mansoya – Orito Pipeline (OMO) and these agreements are an essential consideration for the execution of this Agreement.

6.	Whereas, for the purposes of the performance of this Agreement, THE SELLER has entered into an agreement with THE BUYER’S PRODUCTION VICE – PRESIDENCY, the purpose of which is the offloading in the Dina Station and this Agreement is an essential consideration for the execution of this Agreement.

7.	Whereas, on the seventh (7th) day of October of year two thousand and fourteen (2014), THE BUYER held an internal meeting in which it reviewed the conditions of the negotiation of the purchase from THE SELLER of the crude oils from the Fields.

8.	Whereas, according to the provisions of THE BUYER’S Delegation instruments, the Refined Products and Crude Oils’ National Manager is the officer competent to execute this document.

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I.	PURPOSE AND QUANTITIES

THE BUYER agrees to acquire up to one hundred per cent (100%) of the crude oil owned by THE SELLER and produced in the Fields, and THE SELLER, on its part, commits to sell and deliver up to one hundred per cent (100%) of the crude oil owned by it, produced in the Fields, according to the provisions of the Tenth clause – Deliveries’ program of the General Conditions. This Agreement does not include the volume of crude oil the subject of the royalties.

II.	DESTINATION OF THE CRUDE OIL

THE BUYER will destine the crude oil received in the Tumaco Plant to its export through the port of Tumaco, the crude oil received in the Dina Station to be exported through the port of Coveñas and the crude oil received in the Vasconia Station to be refined in the country. THE BUYER may, in addition: i) destine the crude oil the subject of the Agreement and received in the Points of Delivery to be exported through other ports and / or ii) destine it to be refined in the country, giving prior written notice to THE SELLER.

The receipt of the volumes for the compliance with the purpose of this Agreement is subject to:

i.	The execution of the respective pipelines transportation agreements with CENIT, or whoever takes its place.

ii.	The availability of the facilities for receipt and transportation through the OMO and the OTA scheduled by CENIT, or whoever takes its place.

iii.	The execution of the respective agreement or contract for the offloading of the crude oils at the Dina Station with THE BUYER.

III.	TERM OF EXECUTION

As from the first (1st) day of the month of December of year two thousand and fourteen (2014) and up to the thirtieth (30th) day of the month of November of year two thousand and fifteen (2015).

IV.	PRICE

A. For the crude oil exported as South Blend Mix through the port of Tumaco and received at the Tumaco Plant:

Crude oil Price =   Marker – Hydrocarbons’ Handling Fee – Commercialization Fee

Below is the definition of each one of the foregoing terms:

Marker: Corresponds to the average price of the exports of the South Blend Mix in USD $ / Bl that has been made by THE BUYER’S Foreign Trade Manager (including crude oils negotiated for the subsidiaries) in the month of the deliveries through the Port of Tumaco. This price will be reported by THE BUYER. In case that no exports have been made for the month of the deliveries, the Parties shall apply as provisional and final price defined in the Invoicing and Payment Clause. The quality of reference of the South Blend Mix is: 29,3° API and 0.62% sulfur (S).

Fee for the Handling of Hydrocarbons in the port of Tumaco: Corresponds to the sum of three dollars and six thousand four hundred and thirty one ten thousandths of one American dollar per barrel (USD $ / Bl 3.6431).

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Commercialization Fee: Corresponds to the sum of two U.S. dollars per barrel (USD $ / Bl 2,00).

B. For crude oil received at the Dina Station and exported through the port of Coveñas:

Crude oil Price =	Marker – Transportation (Delivery Site/ Loading Port) – Transportation tax – Hydrocarbons’ Handling Fee – Commercialization Fee

Below is the definition of each one of the foregoing terms:

Marker: Corresponds to the average export price of the Vasconia Blend in USD $ / Bl that has been made by THE BUYER’S Foreign Trade Manager (including crude oils negotiated for the subsidiaries) in the month of the deliveries. This amount will be given by THE BUYER. In case that no exports have taken place for the month of the deliveries, the Parties shall apply as Marker the average price of the daily quotations of the Vasconia crude oil reported by Platt’s and Argus for the month of the deliveries. The quality of reference of the Vasconia crude oil is 24,8° API and 0,95 % sulfur (S).

Transportation (Delivery Site / Shipping Port): It is determined as the addition of the fees established by the Ministry of Mines and Energy for the pipelines between Tenay and Coveñas. The pipelines’ transportation fees will be adjusted every year by the “Phi” Factor according to what is established by the Ministry of Mines and Energy.

Stretch	Approval Resolution	Base 100% Fee MME USD $ / Bl
Tenay – Vasconia	OAM	2,6870
Vasconia – Coveñas ODC	ODC	1,7542
Total Transportation		4,4412

The foregoing fee will be amended once the approval of the new fee for the system is obtained, based on the methodology for the determination of fees defined by the Ministry of Mines and Energy in Resolutions No. 72145, 72146 and 72216 of 2014 or in the provisions that amend, add to or replace them. For the foregoing, THE BUYER shall inform to THE SELLER, in the e – mail address established in Clause VIII of these Particular Conditions, the new fee, no later than on the last business day of the month in which the updated fee is first in force.

Transport tax: It is determined according to the provisions of Article 52 of the Colombian Petroleum Code (or of the statute that amends it) for the transportation systems set forth in the preceding point, according to the following detail:

Stretch	MME Fee USD $ / Bl	% Transport tax	Transport tax USD $ / Bl
Tenay – Vasconia	2,6870	2%	0,0537
Vasconia – Coveñas ODC	1,7542	2%	0,0351
Total Tax	4,4412		0,0888

Hydrocarbons’ Handling Fee at the port of Coveñas: Corresponds to the sum pd seven thousand six hundred and sixty eight ten – thousandths of one U. S. Dollar per barrel (USD $ / Bl 0,7668).

Commercialization Fee: Corresponds to the sum of two U. S. dollars per barrel (USD $ / Bl 2,00).

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C.	For crude oil exported through Ecuador:

Crude oil Price =	Marker – Transportation (Delivery Site/ Loading Port) – Transportation tax – Commercialization Fee

Below is the definition of each one of the foregoing terms:

Marker: Corresponds to the actual weighed average price in USD $ / Bl of the exports made by THE BUYER of crude oil exported in the month of the deliveries or in which the crude oil shipped by THE BUYER through the respective port associated to the deliveries is included. If during the month of the deliveries no exports are made through the respective port, the price of the next exportation made which includes crude oil owned by THE SELLER will be applied.

Transportation (Delivery Site / Shipping Port): It is determined as the addition of the following fees:

Stretch	Resolution of the MME	Base 100% Fee MME USD $ / Bl
Orito – San Miguel (OSO)	124572	2,4191
La Ye – Orito (OMO)	124560	0,5539
Total Transportation		2,9730

•	In case that the contingent fee reported by CENIT or whoever takes its place occurs, it will be applied.
•	In addition the fee charged by PETROECUADOR and / or Oleoducto de Crudos Pesados (OCP) for the transportation of the crude oil between San Miguel and the relevant port will be passed to THE SELLER.
•	The foregoing fee will be amended once the approval of the new fee of the system is obtained, based on the methodology for the determination of fees defined by the Ministry of Mines and Energy in Resolutions No. 72145, 72146 and 72216 of 2014 or in the provisions that amend, add to or replace them. For the foregoing, THE BUYER shall inform to THE SELLER, in the e – mail address established in Clause VIII of these Particular Conditions, the new fee, no later than on the last business day of the month in which the updated fee is first in force.

Transport tax: It is determined according to the provisions of Article 52 of the Colombian Petroleum Code (or of the statute that amends it) for the transportation systems set forth in the preceding point. For the Ecuadorian stretch, the respective tax will be considered, if applicable, from the place of delivery up to the shipping port.

Stretch	MME Fee USD $ / Bl	% Transport tax	Transport tax USD $ / Bl
Orito – San Miguel (OSO)	2,4191	2%	0,0484
La Ye – Orito (OMO)	0,5539	2%	0,0111
Total Tax	2,9730	2%	0,0595

Commercialization Fee: Corresponds to the sum of two U.S. dollars per barrel (USD $ / Bl 2,00).

D. For crude oil delivered in Vasconia

Crude oil Price =	Marker – Transportation (Delivery Site/ Loading Port) – Transportation tax – Hydrocarbons’ Handling Fee – Offloading Fee – Commercialization Fee

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Below is the definition of each one of the foregoing terms:

Marker: Corresponds to the average export price of the Vasconia Blend in USD $ / Bl that has been made by THE BUYER’S Foreign Trade Manager (including crude oils negotiated for the subsidiaries) in the month of the deliveries. This amount will be given by THE BUYER. In case that no exports have taken place for the month of the deliveries, the Parties shall apply as Marker the average price of the daily quotations of the Vasconia crude oil reported by Platt’s and Argus for the month of the deliveries. The quality of reference of the Vasconia crude oil is 24,8° API and 0,95 % of sulfur (S).

Transportation (Delivery Site/ Loading Port): It is determined as the addition of the fees established by the Ministry of Mines and Energy for the pipelines between Vasconia and Coveñas - ODC. The pipelines’ transportation fees will be adjusted every year by the “Phi” Factor according to what is established by the Ministry of Mines and Energy.

Stretch	Approval Resolution	Base 100% Fee MME USD $ / Bl
Vasconia – Coveñas ODC	ODC	1,7542
Total Transportation		1,7542

The foregoing fee will be amended once the approval of the new fee of the system is obtained, based on the methodology for the determination of fees defined by the Ministry of Mines and Energy in Resolutions No. 72145, 72146 and 72216 of 2014 or in the provisions that amend, add to or replace them. For the foregoing, THE BUYER shall inform to THE SELLER, in the e – mail address established in Clause VIII of these Particular Conditions, the new fee, no later than on the last business day of the month in which the updated fee is first in force.

Transport tax: It is determined according to the provisions of Article 52 of the Colombian Petroleum Code (or of the statute that amends it) for the transportation systems set forth in the preceding point, according to the following detail:

Stretch	MME Fee USD $ / Bl	% Transport tax	Transport tax USD $ / Bl
Vasconia – Coveñas ODC	1,7542	2%	0,0351
Total Tax	1,7542		0,0351

Hydrocarbons’ Handling Fee at the port of Coveñas: Corresponds to the sum pd seven thousand six hundred and sixty eight ten – thousandths of one U. S. Dollar per barrel (USD $ / Bl 0,7668).

Offloading Fee Corresponds to an amount of five thousand three hundred and ninety ten - thousandths of one U. S. Dollar per (USD $ / Bl 0,5390).

Commercialization Fee: Corresponds to the sum of two U.S. dollars per barrel (USD $ / Bl 2,00).

FIRST PARAGRAPH. THE SELLER will pay the amounts that accrue because of the update or adjustment that may occur in the hydrocarbons’ handling and offloading fees, according to the provisions of the Second and Third Paragraphs below.

SECOND PARAGRAPH. Any increase in the transportation fees, transport tax and hydrocarbons’ handling will be subject to the following procedure:

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1.	THE BUYER must communicate to THE SELLER, in the e - mail address established in Clause VII of these Particular Conditions, any fee increase no later than on the last business day of the month in which the fee increase will be first in force. The communication will be accompanied by the supporting documentation that evidences the respective fee increase.

2.	Within ten (10) calendar days after the date of receipt of the communication mentioned in item 1 above, THE SELLER may, at its own discretion, accept the fee increase or inform THE BUYER of its decision to terminate the Agreement, in the e - mail address established in Clause VII of these Particular Conditions. In this last case, the termination of the Agreement will be effective on the tenth (10) calendar day as from the date of receipt of the communication in which THE SELLER informs of its decision, and it will not have to indemnify any damages whatsoever to THE BUYER.

3.	In the event that THE SELLER accepts the fee increase, the Parties must sign a document evidencing the increase of the new fees.

4.	In the event that THE SELLER does not accept the fee increase and informs its decision to terminate the Agreement, it must assume the amounts that accrue because of the fee increase that correspond to the calendar month in which THE SELLER has given notice in the terms established in item 1 above and up to the day in which the Agreement ends.

5.	The amounts accrued because of the fee increase will be on the charge of THE BUYER for as long as THE SELLER is not informed in the terms established in item 1 above. In this case, THE BUYER irrevocably waives, to the benefit of THE SELLER, any type of extrajudicial or judicial action or claim against it and expressly releases THE SELLER from any liability for such reason, and it is clear that any payment obligation is extinguished.

THIRD PARAGRAPH. Any reduction in the transportation fees, transport tax and hydrocarbons’ handling will be deemed as included into the Agreement from the very moment in which the respective update is first in force. The foregoing, without prejudice to THE BUYER’S duty to communicate to THE SELLER, in the e - mail address established in Clause VII of these Particular Conditions, the new fee, no later than on the last business day of the month in which the fee reduction is first in force.

V.	INVOICING AND PAYMENT

In all cases the payment will be made 100% in dollars and it will be made thirty (30) calendar days after the date in which the invoices were filed.

FIRST PARAGRAPH. For deliveries in the port of Tumaco: The deliveries of crude oil will be invoiced according to the provisional volumes and prices informed by THE BUYER’S Crude oils and Products’ Purchasing Department during the first six (6) business days after the end of the month of deliveries; the invoicing will be adjusted afterwards based on the volumes compensated in an official volumetric compensation document made by CENIT or whoever takes its place.

Once the volumetric compensation has been received, THE SELLER is responsible for invoicing and filing at THE BUYER’S Accounts Receivable office the respective adjustments within the first three (3) business days after the receipt of the volumetric compensation, taking into account the authorization (order number and position) and the dates of receipt by Accounts Receivable at Ecopetrol.

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For the months in which there are no export of South Blend mix through the port of Tumaco, the provisional price shall correspond to the volume – weighed average reported in the trade balance that of the last month in which there were exports of the South Blend mix or the blend exported through the port of Tumaco.

For the respective adjustments of the invoice, the final volumes volumetrically compensated by CENIT or whoever takes its place will be taken into account, at the final volume – weighed export price of the South Blend mix or the blend exported through the port of Tumaco of the month of the deliveries or in case that there were no exports in the month of the deliveries for the next month in which exports are made. Once the results of the volumetric compensation have been sent, THE BUYER has ten (10) calendar days to request adjustments, if applicable.

According to the conditions established in this Agreement, no s payments will be made for volumes not received at the Tumaco plant.

VI.	POINTS OF DELIVERY

POINTS OF DELIVERY: the Parties agree that the Points of Delivery and the transfer of the title of the crude oil the subject matter of this sale and purchase agreement will be:

(i)	Entry flange of the main tanks of the Tumaco Plant, for crude oil exported as South Blend through the port of Tumaco,
(ii)	The line for the offloading of tanker trucks at the Dina Station, for crude oil exported through the port of Coveñas,
(iii)	Entry flange of the tanks of the Orito Station for crude oil destined to be exported through Ecuador or through Tumaco, or
(iv)	Entry flange of the main tanks of the Vasconia Station, for crude oil to be refined.

In all these points the delivery will be made with measurement of tanks and / or flow meter following the procedures contemplated in the Measurement Clause of the General Conditions and the Manual for the Measurement of Hydrocarbons (MMH) published by THE BUYER and its annexes.

MEASUREMENT OF QUANTITY. The volume will be calculated as Net Standard Volume (NSV) and it shall be construed as the total volume of all the petroleum liquids, excluding sediment and water (BSW) at a standard temperature of 60º F. The measurement can be made with static or dynamic measurement, applying the methods described in the MMH, as this manual is defined in the General Conditions. The volume on which the crude oil delivered by THE SELLER at the entry flange of the Plant at Tumaco will be figured out will be the volume resulting after the application of the volumetric compensation and sent by CENIT or whoever takes its place. For the crude oils delivered in the Dina Station and destined to Coveñas, Orito Station for crude oil exported through Ecuador, and Vasconia Station for crude oil destined to be refined, will be made at the entry flange of the respective Station.

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VII.	QUALITY SPECIFICATIONS

The quality of the crude oil received will be certified by THE SELLER up to the Point of Delivery; however, the same will be verified by THE BUYER at the Point of Delivery and it must comply with the following quality specifications:

Field	Min. API º	Max. SULFUR (% in weight)	Max. BSW (% in volume)	Max. SALT (Lb / 1000 Bls)
Santana and Guayuyaco	25,0°	0,70	0,50	20,0
Chaza	28,0°	0,41	0,50	20,0

PARAGRAPH: For the deliveries made in the Port of Tumaco, the quality will be certified according to the volumetric compensation (CVC), approved by the senders and forwarded by CENIT, and the BSW and Salt adjustments set forth in the General Conditions of the Agreement will not apply.

VIII.	SERVICE OF NOTICES

All notices, requests, communications or notifications that the Parties must address one to another by virtue of this Agreement, must be in writing and will be deemed as made as form the moment in which the respective document is filed in the following address.

THE BUYER

ECOPETROL S.A.

Refined Products’ and Crude oils National Manager

Crude oils and Products Purchasing Department

Maria Carolina Kure Alba

Carrera 7 No. 37 - 69 5th Floor, Bogotá, D.C.

Electronic Mail: maria.kure@ecopetrol.com.co

Phone (+57) (1) 234 4820

Fax (+57) (1) 234 4869

THE SELLER

GRAN TIERRA ENERGY COLOMBIA LTD

Commercial Manager

Carlos Felipe Marín / Juan Carlos Buitrago

Calle 113 No. 7 - 80, 17th Floor, Bogotá, D.C.

Electronic Mail: juanbuitrago@grantierra.com and cmarin@grantierra.com

Phone (+57) (1) 6585757

Fax (+57) (1) 213 9327

The communications sent by fax will be deemed as sent once the successful transmission message of the machine in which it is originated is received.

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In witness whereof the Parties sign it on the first (1st) day of the month of December of year two thousand and fourteen (2014).

THE SELLER	THE BUYER

/s/ Alejandra Escobar Herrera	/s/ Luis Francisco Sanabria Chacón
ALEJANDRA ESCOBAR HERRERA Alternate Legal representative	LUIS FRANCISCO SANABRIA CHACÓN Refined Products and Crude Oils’ National Manager

/s/ Iván Tobón García
IVÁN TOBÓN GARCÍA
Alternate Legal representative

Annex 1. Model of Certification of Application of Norms for the Prevention of LA / FT for companies obligated to adopt systems for the prevention of LA / FT.

Annex 2. Certificate of shareholding, associates, shareholders, members who own more than 5% of the equity.

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ANNEX No. 1

CERTIFICATION OF PREVENTION OF LA / FT FOR THE COMPANIES WITH THE OBLIGATION TO ADOPT LA / FT PREVENTION SYSTEMS

Mandatory only for the counterparties that because of the legal provisions have the obligation to adopt LA / FT prevention systems

The purpose of this document is to certify to ECOPETROL S.A. that our entity has a SYSTEM FOR THE PREVENTION AND CONTROL OF MONEY LAUNDERING AND THE FINANCING OF TERRORISM, which fully complies with the Colombian regulations applicable.

Hence, ___________________, in my capacity as legal representative of __________ ________________________ (THE ENTITY), hereby certify that:

1.	The ENTITY fully complies with the Colombian regulations regarding the prevention and control of money laundering and the financing of terrorism that are applicable to it

Yes _______      No ________

2.	The ENTITY has adequate policies, manuals and procedures for the prevention and control of money laundering and the financing of terrorism in force that are applicable to it

Yes _______      No ________

3.	The ENTITY has been involved in investigations due to the breach of the laws related to money laundering and the financing of terrorism.

Yes _______      No ________

4.	The ENTITY or any of its employees or directors has been sanctioned for the breach of the laws related to money laundering and the financing of terrorism.

Yes _______      No ________

Give the following information of the compliance officer or employee:

Name: ___________________________________________________

Phone: ___________________________________________________

E – mail __________________________________________________

Address __________________________________________________

We represent that we authorize ECOPETROL S. A., directly or through the persons it appoints, to verify and confirm the information herein provided including the effective application of the SYSTEM FOR THE PREVENTION AND CONTROL OF MONEY LAUNDERING AND THE FINANCING OF TERRORISM within our entity.

COMMENTS:

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ANNEX No. 2

CERTIFICATION OF PARTICIPATION OF SHAREHOLDERS
(Associates, shareholders or members who have a share of equity of more than five per cent (5%)

This certificate is required only for the case of legal entities that because of their nature, their shareholders, members or associates do not appear in the certificate of the Chamber of Commerce

I hereby certify that the shareholders, members or associates that own more than FIVE PER CENT (5%) of the equity of the company represented by me are the individuals or legal entities included in the following list:

Name of the shareholder member or associate	I. D.	Number of shares, shareholdings or quotas	Share of the equity (%)

I hereby certify that the ultimate beneficiaries and controllers1 of the entity represented by me are as follows:

NAME	I. D.

Entity Name: _______________________________

N. I. T: ____________________________________

Name of Legal Representative: ________________

I. D. Number: ______________________________

Signature of the Legal Representative:

1 It is construed as “ultimate beneficiary” or “controller” any person or group of persons that, directly or indirectly, by themselves or through third parties, by virtue of contract, agreement or otherwise, have, or may have, regarding a share or quota of a company, decision capacity or control of the company.

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COMMERCIAL AND MARKETING VICE PRESIDENCY

REFINED PRODUCTS AND CRUDE OILS’ NATIONAL MANAGER

GENERAL CONDITIONS FOR THE PURCHASE OF COMMODITIES (CRUDE OIL)

These are the General Conditions of the Commodities (Crude Oil) Purchase Agreement. The Agreement will be governed by the provisions of these conditions, as well as by the provisions of the Particular Conditions. The Particular Conditions will have precedence over these General Conditions and, therefore, anything specifically established in the Particular Conditions, will prevail over the provisions of these General Conditions.

GENERAL RECITALS:

1.	Whereas, THE SELLER is engaged, among other activities, in the exploration, exploitation and commercialization of hydrocarbons and byproducts thereof or related to them.

2.	Whereas, THE BUYER has written this Agreement and has made it available to THE SELLER, who has had the chance to make all analyses necessary and sufficient (including but not limited to financial, economic, commercial, legal, tax, operational, technical issues) to understand its terms and conditions, its scope and the implications derived from it.

3.	Whereas, the Parties enter into this Agreement, the terms and conditions of which are understood, comprehended, and accepted, in an integral manner, by both Parties.

4.	Whereas, prior to the execution of this Agreement, THE BUYER sent to THE SELLER a draft of this Agreement for THE SELLER to study it and make comments and state its concerns; therefore, the Parties expressly certify that this Agreement is the meeting of the wills of the Parties.

5.	Whereas, for the purposes of the execution of this Agreement THE BUYER previously verified in the Fiscally Responsible Persons’ Bulletin made and published by the Office of the General Controller of the Republic, that THE SELLER does not appear in said bulletin as one of the persons against whom a firm fiscal liability ruling has bee passed and have not satisfied the obligation contained in it. Similarly, THE BUYER implemented the control mechanisms related to the prevention of money laundering and developed the instruments for the adequate application thereof, pursuant to the Policy for the Prevention of Money laundering and of the Financing of terrorism.

6.	Whereas, THE BUYER in its expenses budget, has the respective budget availability for the performance of the Agreement the subject matter of this document.

7.	Whereas, according to the provision of ECOPETROL S. A’s Procurement Manual and having analyzed the nature and the manner of execution of the activities on the charge of the Parties because of this Agreement, the Authorized Officer has classified the risk as low, and in consequence no surety is demanded from THE SELLER.

8.	Whereas, pursuant to the contractual planning done, ECOPETROL S. A.’S Tax Management and Consultancy Coordination Office in order to prevent any tax risk that would be generated to the Company as a consequence of the execution and performance of this Agreement.

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9.	Whereas, THE BUYER verified THE SELLER’S compliance with the obligations with the social security system, with a certificate signed by the SELLER’S Statutory Auditor.

10.	Whereas, prior to the execution of this Agreement, the Planning and Supply Office implemented the control mechanisms in relation to the prevention of the money laundering and the financing of terrorism and developed the instruments for the adequate application thereof regarding said stage of the process related to the stakeholder “clients”, in compliance with the guidelines and procedures established in the SARLAFT implemented by ECOPETROL S. A.

According to the foregoing recitals, the Parties have agreed to enter into this meeting of wills, contained in the following clauses:

FIRST CLAUSE - DEFINITIONS.

For the purposes of this Agreement the following definitions are adopted, in both the singular and the plural. All the capitalized terms that are not defined in this Agreement, shall have the meaning established in the regulations in force:

1.	Annex: Document that is integral part of this Agreement, and that, therefore, is subject to all the terms and conditions that may be applicable thereof, in particular its amendment, addition to, termination and assignment.

2.	Barrel: Equivalent to one hundred fifty eight point nine hundred and eighty eight (158,988) liters.

3.	Agreement: it is this meeting of wills, which includes these General Conditions as well as the Particular Conditions, with their respective Annexes.

4.	Day: it shall be construed that it is a calendar day when it is not expressly stated that it refers to a business day.

5.	Dollar and USD $ : it is the legal currency of the United States of America.

6.	Guide for the Administration and Management of Contracts and / or Agreements: It is the document that contains the procedure for the administration and management of Agreements of THE BUYER and which contemplates the powers and obligations of the persons to be appointed as administrator and manager of this Agreement. This document was delivered by ECOPETROL S. A. to THE SELLER on December 1, of 2014.

7.	Volumetric Integrator User Manual: It is the document that contains the procedures, instructions and methods for the supply of information by THE SELLER regarding production, royalties, transport shipments, through the Volumetric Integrator available in THE BUYER’S website. The provisions of this manual will be applicable to this Agreement and therefore is binding and mandatory for the Parties in the execution of their obligations under this Agreement. This document was delivered by ECOPETROL S. A. to THE SELLER on December 1, of 2014.

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8.	Manual for the Measurement of Hydrocarbons (MMH): It is the document that contains the operational procedures, instructions, recommendations and methods to carry out the measurement of the quality and quantity of the crude oil the subject of this Agreement. The provisions of this manual will be applicable to this Agreement and therefore is binding and mandatory for the Parties in the execution of their obligations under this Agreement. This document was delivered by ECOPETROL S. A. to THE SELLER on December 1, of 2014.

9.	Month: It is a period that begins at 0:00 hours of the first Day of any calendar month and that ends at 24:00 hours of the last Day of that same month.

10.	Parte or Parties: Are THE SELLER and THE BUYER individually considered, and THE SELLER and THE BUYER collectively considered, respectively.

11.	Colombian Peso: it is the legal currency of the Republic of Colombia.

12.	Term of Execution of the Agreement: It is the term comprised between the date in which the delivery of Crude oil or Product starts and the date of termination of the Delivery Obligations, established in section III of the Particular Conditions.

13.	Reimbursable Expenses Procedure: It is the document that describes the procedures for the management of the reimbursable expenses accrued within the framework of this Agreement. The provisions of this procedure will be applicable to this Agreement and therefore is binding and mandatory for the Parties in the execution of their obligations under this Agreement. This document was delivered by ECOPETROL S. A. to THE SELLER on December 1, of 2014.

14.	Point of Delivery: It is the point or the points in which THE SELLER will deliver the Crude oil to THE BUYER, according to the provisions of section VI of the Particular Conditions.

15.	Exchange Rate or TRM: It is the representative market Exchange Rate reported in the page of the Financial Superintendence of Colombia, corresponding to the average TRM of the month of the deliveries.

SECOND CLAUSE - PURPOSE.

THE BUYER agrees to acquire the quantities of crude oil owned by THE SELLER produced in the field (s) defined in the Particular Conditions, and THE SELLER, on its part, agrees to sell and deliver the quantities of crude oil owned by it, produced in the field (s) defined in the Particular Conditions set forth in the respective deliveries’ program. This Agreement does not include the volume of crude oil that corresponds to royalties.

FIRST PARAGRAPH: It shall not be construed, under any circumstances, that any of the Parties shall have the obligation to sell or to buy minimum or maximum quantities of crude oil, and it shall be determined for each delivery by the Seller’s deliveries’ program applicable to the respective period that has been specifically accepted by the Buyer.

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SECOND PARAGRAPH: DESTINATION OF THE CRUDE OIL. THE BUYER may use the crude oil acquired to export or to be refined in the country. The destination of the crude oil will be defined in the Particular Conditions.

THIRD CLAUSE - PRICE.

3.1 The price payable for the crude oil put on the Delivery Point (s) established in the Particular Conditions will be determined with the different components that are part of the formula (s) and it shall be defined in section IV of the Particular Conditions.

3.2 The price determined by the formula set forth in the Particular Conditions comprises the different transportation, handling, measurement and transport tax costs on the charge of THE SELLER that accrue up to the delivery of the crude oils the subject matter of this Agreement in the Point (s) of Delivery; therefore, THE BUYER will acknowledge no additional thing whatsoever for the foregoing concepts.

3.3 When the Parties agree Point (s) of Delivery other than the one (s) established in the Particular Conditions, the price formula will be amended in the relevant item.

3.4 The receipt and control costs in the case that the stations agreed by the Parties that are not operated by ECOPETROL S. A., will be acknowledged directly by THE SELLER to the respective operator company. THE BUYER will not recognize any payment whatsoever for those concepts.

3.5 RENEGOTIATION OF PRICES. Any of the Parties may request a review of the price established in this clause provided that any of the following events occur:

a) A change of more or less two (2) API degrees in the quality of the crude oil produced in the field / area / block / agreement contracted.

b) A change of more or less two (2) API degrees in the quality of the Crude oil Marker for three (3) consecutive months. In this case, the review request must be made during the month after the period of three (3) consecutive months.

c) In the event that the Crude oil Marker disappears and therefore it is necessary to define a new Marker.

3.6 Ate fees or amounts associated to transportation, taxes, and handling of hydrocarbons at the port as components of the price agreed in the Agreement and determined in its Particular Conditions will be updated and will be binding for the Parties, as per the terms and conditions defined in the Particular Conditions.

The Parties shall have a term of thirty (30) business days to negotiate. In case that an agreement is reached, it will be evidenced by the execution of an addendum by THE BUYER and THE SELLER and the contents thereof shall be applicable since the day after to the day in which such addendum is executed and delivered.

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If upon the expiration of the term of thirty (30) business days no agreement has been reached, THE BUYER or THE SELLER may inform the other of their intention to terminate the Agreement according to the provisions of the Twenty Fourth Clause of this Agreement.

The termination does not release the Parties from complying with their obligations that had already accrued.

FOURTH CLAUSE - QUALITY SPECIFICATIONS

The quality of the crude oil received will be guaranteed by THE SELLER up to the Point of Delivery; however, the same will be verified by THE BUYER at the Point of Delivery stated in the Particular Conditions and it must meet the quality specifications therein defined.

1.	The density of the crude oils will be determined by the ASTM - D - 1298 lab method (Method to determine density, specific density (Specific gravity) or API Gravity of crude oil and liquid petroleum products by the Hydrometer method).
2.	The contents of water and sediment, BSW, will be determined with the methods:

Suspension Water ASTM - D4377 “Method to determine water in crude oils by Karl Fisher potentiometric titration and Sediments ASTM - D473” and “Method to determine sediments in crude oil and fuel Oil by extraction”. For the contents of water and sediments in the crude oil the maximum individual values accepted are: 0,50% in volume for the water and 0,01% in volume for the sediments.

3.	The contents of sulfur will be determined by the ASTM - D4294 method “Method to determine sulfur in crude oil and petroleum products by fluorescence spectrometry X Rays dispersive energy”.
4.	The contents of salt will be determined by the ASTM - D3230 method “Method to determine salt in crude oils by the electrometric method ”.

When the BSW, Salt and sulfur specifications herein mentioned are not within the permitted margin, THE BUYER reserves the right to receive the crude oils and to buy them with a price adjusted by BSW and Salt. In these cases the price of the crude oil will be adjusted according to the following tables:

Contents of BSW % in volume	Correction (USD $ / Barrel)	On the charge of
0,51 to 0,80	0,10	THE SELLER
0,81 to 1,00	0,20	THE SELLER
1,01 to 1,20	0,30	THE SELLER
1,21 to 1,50	0,40	THE SELLER
> than 1,51	Not received

Salt Contents Libras for every one thousand Barrels	Correction (USD $ / Barrel)	On the charge of
20,1 to 30,0	0,160	THE SELLER
30,1 to 40,0	0,180	THE SELLER
40,1 to 60,0	0,200	THE SELLER
60,1 to 80,0	0,220	THE SELLER
80,1 to 100,0	0,240	THE SELLER
> than 100,0	Not received

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It is construed that THE SELLER will guaranty the delivery of the crude oils the subject matter of this agreement with the contents of BSW and Salt within the agreed parameters. These corrections will be applicable to daily deliveries or for every batch delivered.

In case that the deliveries of crude oil exceed the maximum values of the table (1,51 % BSW and 100,0 pounds of salt for every one thousand barrels), and if THE BUYER decides to opt for receiving the crude oil, the Parties must agree the value of the respective correction and evidence thereof will be included in an Addendum signed by the Parties. If no agreement is reached, THE BUYER may reject the crude oil.

FIFTH CLAUSE - INVOICING AND PAYMENT.

If the invoice is 100% in dollars: THE SELLER will invoice and charge to THE BUYER the value of the crude oil sold according to the terms of this document, in its Accounts Receivable offices in Bogotá, within the first ten (10) business days of the month after the month of the delivery (ies) of the crude oil to THE BUYER. Within the first six (6) business days of the month after the deliveries, THE BUYER will give to THE SELLER the information that it requires to make the relevant invoices. The invoices must be lodged at the Buyer’s Accounts Receivable offices in Bogotá and its filing date valid for payment purposes will be the date stated as receipt date by the Buyer’s Account Receivables’ office in Bogotá. The invoicing will be made based on the net volumes, free from water and sediment, corrected to sixty (60) degrees Fahrenheit received at the Point (s) of Delivery. For the approval of the invoices, it is necessary to submit the official forms Chart N° 4 and / or Form N° 9SH of the Ministry of Mines and Energy. In the event that the Ministry of Mines and Energy has not delivered, signed, Charts N° 4 and / or Form N° 9SH corresponding to the amount being invoiced, the Charts N°4 and / or Form N° 9SH submitted to the Ministry of Mines and Energy pending of signature will be accepted in a provisional manner, but THE SELLER must send to THE BUYER, on a quarterly basis, a copy of Charts N°4 and / or Form N° 9SH of the preceding quarter duly filled and signed by the Ministry of Mines and Energy.

Taking into account the authorization of payments in foreign currency contained in article 51 of External Resolution Number 8 of 2000 of the Board of Directors of the Banco of the República (Central Bank), which states that it is possible to pay in foreign currency the sales and purchases of crude oil and natural gas produced in the country made by THE BUYER and the other entities engaged in the petroleum refining industrial activity, the invoicing that THE SELLER produces for the supply of crude oil to THE BUYER can be made in dollars of the United States of America.

In all cases, the payment will be made 100% in dollars and it shall be made within thirty (30) calendar days after the presentation of the invoices duly filled, after all legal withholdings have been made, as the case may be. THE SELLER will inform THE BUYER beforehand and in writing, the bank account in which the respective payment is to be made.

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If the invoice is in pesos and dollars: THE SELLER will invoice and charge to THE BUYER the value of the crude oil sold according to the terms of this document, in its Accounts Receivable offices in Bogotá, within the first ten (10) business days of the month after the month of the delivery (ies) of the crude oil to THE BUYER. Within the first six (6) business days of the month after the deliveries, THE BUYER will give to THE SELLER the information that it requires to make the relevant invoices. The invoices must be lodged at the Accounts Receivable offices of the Buyer in Bogotá and its filing date valid for payment purposes will be the date stated as receipt date by the Buyer’s Account Receivables’ office in Bogotá. The invoicing will be made based on the net volumes, free from water and sediment, corrected to sixty (60) degrees Fahrenheit received at the Point (s) of Delivery. For the approval of the invoices, it is necessary to submit the official forms Chart N°4 and / or Form N° 9SH of the Ministry of Mines and Energy. In the event that the Ministry of Mines and Energy has not delivered, signed, the forms that correspond to the invoicing month, the Charts N°4 and / or Form N° 9SH submitted to the Ministry of Mines and Energy pending of signature will be accepted in a provisional manner, but THE SELLER must send to THE BUYER, on a quarterly basis, a copy of Charts N°4 and / or Form N° 9SH of the preceding quarter duly filled and signed by the Ministry of Mines and Energy.

Taking into account the authorization of payments in foreign currency contained in article 51 of External Resolution Number 8 of 2000 of the Board of Directors of the Banco of the República (Central Bank), which states that it is possible to pay in foreign currency the sales and purchases of crude oil and natural gas produced in the country made by THE BUYER and the other entities engaged in the petroleum refining industrial activity, the invoicing that THE SELLER produces for the supply of crude oil to THE BUYER can be partially made in dollars of the United States of America.

In all cases, the payment will be made within thirty (30) calendar days after the presentation of the invoices and once all legal withholdings have been made, as the case may be, as follows: a) a portion payable in Colombian Pesos equivalent to the percentage negotiated of the volumes determined and delivered according to the provisions of this Agreement; b) a portion payable in dollars of the United States of America equivalent to the remaining percentage. THE SELLER will inform THE BUYER beforehand and in writing, the bank accounts in which the respective payment is to be made. For the purposes of translating dollars to pesos, the Representative market Exchange Rate reported in the page of the Financial Superintendence of Colombia, corresponding to the average TRM of the month of the deliveries will be used.

If the invoice is 100% in pesos: THE SELLER ill invoice and charge to THE BUYER the value of the crude oil sold according to the terms of this document, in its Accounts Receivable offices in Bogotá, within the first ten (10) business days of the month after the month of the delivery (ies) of the crude oil to THE BUYER. Within the first six (6) business days of the month after the deliveries, THE BUYER will give to THE SELLER the information that it requires to make the relevant invoices. The invoice must be filed with the Accounts Receivable offices of the Buyer in Bogotá and its filing date valid for payment purposes will be the date stated as receipt date by the Buyer’s Account Receivables’ office in Bogotá. The invoicing will be made based on the net volumes, free from water and sediment, corrected to sixty (60) degrees Fahrenheit received at the Point (s) of Delivery. For the approval of the invoices, it is necessary to submit the official forms Chart N°4 and / or Form N° 9SH of the Ministry of Mines and Energy. In the event that the Ministry of Mines and Energy has not delivered, signed, the forms that correspond to the invoicing month, the Charts N°4 and / or Form N° 9SH submitted to the Ministry of Mines and Energy pending of signature will be accepted in a provisional manner, but THE SELLER must send to THE BUYER, on a quarterly basis, a copy of Charts N°4 and / or Form N° 9SH of the preceding quarter duly filled and signed by the Ministry of Mines and Energy.

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In all cases, the payment will be made 100% in pesos and it shall be made within thirty (30) calendar days after the presentation of the invoices duly filled, after all legal withholdings have been made, as the case may be. THE SELLER will inform THE BUYER beforehand and in writing, the bank accounts in which the respective payment is to be made. For the purposes of translating dollars to pesos, the Representative market Exchange Rate reported in the page of the Financial Superintendence of Colombia, corresponding to the average TRM of the month of the deliveries will be used.

FIRST PARAGRAPH: THE BUYER will have a period of three (3) business days, as from the receipt of the invoices for the sale of crude oils, to review or object them. In the case that there are objections about the invoices, the receipt date used will be the date in which the new invoice is filed. THE BUYER will inform THE SELLER, within the term established, of any invoice that has been objected for it to be adjusted and corrected, clearly specifying the items that must be adjusted or corrected and the reasons for it. THE SELLER must answer the objection within ten (10) business days after the receipt thereof, counted as from the moment in which THE BUYER lodges with THE SELLER all the documents that generated the objection, excepting if the Parties decide by mutual consent to extend this term if the complexity of the objection or any other reasonable circumstance so advices.

In case that THE SELLER does not answer the objection within the term described, the objection will be deemed as accepted by THE SELLER. If THE SELLER decides the objection in favor of the Buyer it shall be construed that there never was a payment obligation regarding the invoice originally filed that was the subject of the objection. If THE SELLER decides the objection in its favor, THE BUYER will do everything that is required to solve the controversy in the shortest term possible, based on the provisions of this Agreement, for the purposes of making the payment of the sum not paid. To solve any discrepancy, each one of the Parties must deliver to the other Party a copy of the documents that originated the invoice and which led to the objection. In the event that THE BUYER disagrees with the decision of the Seller, it may apply the provisions of the Nineteenth Clause of this document.

SECOND PARAGRAPH: In case of an unjustified delay in the payment of invoices that were not objected by THE BUYER in a timely manner, according to the provisions of the First Paragraph of this clause, THE BUYER will recognize to THE SELLER, as interest payable in pesos, the maximum late payment interest rate authorized by the Financial Superintendence, throughout the days of default that have actually lapsed.

Only for payment of invoices 100% in dollars or with a portion in dollars: For the purposes of figuring out the late payment interest, the amount of the invoice (s) in dollars that are overdue will be first translated into Colombian Pesos, using the representative market Exchange Rate of the date of issuance, according certification of the Financial Superintendence of Colombia.

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The late payment interest invoices will be paid by THE BUYER within thirty (30) calendar days after their receipt by the Buyer.

Both THE BUYER and THE SELLER understand that the invoices issued, as well as this Agreement are enforcement orders and THE BUYER and THE SELLER expressly waive the private or judicial requirements to determine the default.

THIRD PARAGRAPH: In case that THE SELLER is interested in doing factoring with the invoices issued in respect to this Agreement, it shall give the first option to do so to THE BUYER.

SIXTH CLAUSE - TERMS OF THE AGREEMENT.

The Term of Execution of the Agreement will be established in the Particular Conditions attached to this document.

SEVENTH CLAUSE - WINDING UP OF THE AGREEMENT

The Parties will proceed with the winding up by mutual consent within four (4) months after the expiration of the performance of the Agreement.

In case that THE SELLER does not appear in the liquidation proceedings, or if there is no agreement about the contents thereof within the aforementioned term, the former hereby gives express powers to ECOPETROL to proceed to complete, execute and legalize the winding up within a term of two (2) months as from the expiration of the term established for the liquidation by mutual consent.

In the mutual consent winding up minutes, or in the winding up act entered into by ECOPETROL in a sole manner, as the case may be, the following things, among other, must be expressly certified:

1.	The declaration of the Parties (or of ECOPETROL, as the case may be) regarding the compliance with the obligations in the charge of each one of them because of the performance of the Agreement;

2.	The evidence of the verification, on ECOPETROL’S part, of the compliance with the Seller’s obligations in respect to the Integral Social Security System and Para – fiscals charges (drafts and payments to the health, professional risks, pensions’ system and contributions to the Family Wellbeing Entities, Colombian Family Welfare Institute (ICBF) and National Learning Service (SENA)).

3.	The verification of the compliance with the payments that THE BUYER made to THE SELLER pursuant to the remuneration agreed.

4.	The agreements, reconciliations and transactions made by the Parties to end the divergences occurred and to be able to give a no debt certificate to the other party.

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ECOPETROL will not acknowledge to the SELLER any costs, expenses, indemnifications or compensation or any sum of money whatsoever other than those resulting from the final winding up. The Parties acknowledge and accept that this procedure must take into account the corporate regulations of Ecopetrol regarding the liquidation of agreements.

EIGHTH CLAUSE - INSPECTION AND MEASUREMENT. The quantity and quality will be measured at the Point (s) of Delivery defined in the Particular Conditions, and it shall be done according to the compliance with the operational procedures, instructions, recommendations and methods contemplated in ECOPETROL S. A.’S Manual for the Measurement of Hydrocarbons (hereinafter the “MMH”). In case of amendments, additions or deletions of the MMH, THE BUYER will give notice to THE SELLER of such changes, which shall be mandatory and binding as from the date of notification. The quantity and quality measurements must be made by qualified personnel. The station (s) and / or dependency (s) of the Buyer and / or associate (s) in which the crude oil is received, will certify the volume and the quality (API, BSW and SALT) of the crude oils received in them on a daily basis.

FIRST PARAGRAPH: MEASUREMENT OF QUANTITY. The volume will be calculated as Net Standard Volume (NSV) and it shall be construed as the total volume of all the petroleum liquids, excluding sediment and water (BSW) art a standard temperature of 60º F. The measurement can be made with static or dynamic measurement, applying the methods described in the MMH.

SECOND PARAGRAPH: MEASUREMENT OF QUALITY. The measurement of quality will establish the actual determination of the characteristics of the crude oil the subject of this Agreement. For its determination, it will have a representative sample of the total volume, as described in the MMH, Chapters 8, 9, 10 and 14, and it will be used to determine the deviations that may affect the price of the hydrocarbon.

The sulfur contents of the crude oil (s), for the purposes of invoicing, will be the quantity reported by the Colombian Petroleum Institute (ICP), according to the analyses that it makes for each crude oil. THE BUYER will update this information and it will supply it to THE SELLER. In case that it is not possible to have the sulfur contents’ analysis made by the ICP, the sulfur contents will be, for the purposes of invoicing, the one established in the Particular Conditions, which will be in force until the moment in which the ICP makes a new analysis and the same is informed to THE SELLER by the Buyer. Starting one day after the receipt of the information of the analysis made by the ICP on THE SELLER’S part, the sulfur contents of the crude oil for invoicing purposes will be the one determined by THE BUYER in that report. Any of the Parties, whenever it deems it pertinent, may request a new analysis of sulfur contents of sulfur by the ICP.

Any of the Parties may designate, whenever it wishes, an independent inspector to certify the quality and quantity, to verify the capacity of the tanks or the calibration of the volume measurement instruments. The cost of the analyses or inspections will be shared in equal parts by THE BUYER and THE SELLER.

THE SELLER will be in charge of making the payment of the independent inspector. THE BUYER will pay to THE SELLER one half of the amount(s) invoiced by the independent inspector as a reimbursable expense.

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The reimbursable expenses cannot exceed the sum of forty million pesos (COP 40.000.000) without IVA per year, and must be previously authorized and approved by THE BUYER. This concept will only include the cost of the inspector.

The amount of the reimbursable expenses will not be part of the amount of the Contract. The management of the reimbursable expenses will be made according to the THE BUYER’S Reimbursable Expenses Procedure.

NINTH CLAUSE: POINT (S) OF DELIVERY.

THE BUYER and THE SELLER agree that the Point (s) of Delivery and for the transfer of the title of the crude oil will be those stipulated in the Particular Conditions.

THE SELLER transfer to THE BUYER the ownership and title of the Crude oil at the Point (s) of Delivery defied in the Particular Conditions. The Seller guarantees that at the time of the delivery it shall have the crude oil free from liens or encumbrances or economic claims of a governmental entity of any level or any private - law individual or legal entity, for any reason, including, among other, those originated in taxes, rates, contributions, shares or royalties, liens or any judicial or extrajudicial measure that could restrict or limit the use or disposal of the crude oil by the Buyer. The costs related to the transportation of the crude oil up to the Point (s) of Delivery as well as the costs associated to the delivery of the crude oil will be on THE SELLER’S charge.

FIRST PARAGRAPH: Any of the Parties may propose the change or addition of a Point of Delivery; if such is the case, the Parties, by mutual consent, will define the new Point (s) of Delivery and the conditions that will govern them, by executing new Particular Conditions, signed by the legal representatives of the Parties.

SECOND PARAGRAPH: The volumes to be received in each one of the stations defined in the Particular Conditions will be established on a monthly basis according to the official transportation program established by THE BUYER.

TENTH CLAUSE - DELIVERIES’ PROGRAM: THE SELLER must deliver to THE BUYER no later than on the second (2nd) calendar day after the execution of the Particular Conditions an estimated production and deliveries’ program for the next quarter, Taking into account that the foregoing information is a basic premise for THE BUYER’S planning process, it can refrain from receiving the crude oil in case that THE SELLER does not furnish the program within the term stated. Depending on the operation and restrictions, the Parties may agree amendments and adjustments to the deliveries plan, for which a formal communication between them will suffice.

It is obligation of THE SELLER to provide and to keep information of the field regarding production, settlement of royalties, shipments by tanker truck and / or pipelines stating share and ownership of each one of them as well as the official receipt of the receipt station. For this, it must send to THE BUYER, every day, the information requested through the Buyer’s volumetric integrator available in its website, and according to what was established in the Volumetric Integrator User Manual.

It is the obligation of THE SELLER to fill the respective transportation waybill (whenever it is applicable) stating the fields and volumes shipped in each tanker truck and giving details, in the “Observations” space, that the crude oil corresponds to a sale to Ecopetrol S. A.

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COMMERCIAL AND MARKETING VICE PRESIDENCY

REFINED PRODUCTS AND CRUDE OILS’ NATIONAL MANAGER

In the event that within of the term agreed in the Particular Conditions THE BUYER cannot receive in the Point (s) of Delivery all the crude oil, it shall so inform to THE SELLER no less than three (3) calendar days in advance and as soon as it overcomes the contingency, it will announce the date for the reactivation of the receipts.

In the same way, in the event that for reasons attributable to the operation of the field, THE SELLER cannot deliver to THE BUYER the crude oil in any of the dates determined in the program, it will inform so to THE BUYER in writing, three (3) calendar days before the respective date of delivery, and as soon as it overcomes the contingency, it will announce the date for the reactivation of the deliveries.

In case that a different place for the receipt of the crude oil is determined, the Parties will make the adjustments established in the relevant item of the formulas defined. All of the foregoing must be evidenced in the Particular Conditions executed by the Parties for such purposes.

ELEVENTH CLAUSE – INDUSTRIAL SAFETY– HSE: It is a special obligation on the charge of the Seller to have hygiene, industrial safety and occupational health programs in force in the operation of transportation of the Crude oil up to the Point (s) of Delivery.

TWELFTH CLAUSE - ADMINISTRATION AND MANAGEMENT OF THE AGREEMENT: ECOPETROL S. A.’S Authorized Officer will designate the administration and management of the Agreement; the designates will discharge the duties and obligations set forth in the Guide for the Administration and Management of Contracts and / or Agreements of ECOPETROL S. A., which THE SELLER declares to know.

THE BUYER will make an assessment of THE SELLER’S performance as Contractor at the end of the term of the Particular Conditions or of the Agreement, according to the instructions’ leaflet called “Contractors’ Performance Assessment”, which will be provided by THE BUYER to THE SELLER once the Agreement is perfected.

THIRTEENTH CLAUSE - ASSIGNMENT: THE SELLER cannot assign, sell or transfer all or any part of its rights and obligations herein contracted to any third party, unless it has the prior written consent of the Buyer.

Likewise, regarding the corporate changes of THE SELLER, it will be enough if it gives written notices of the changes to THE BUYER, within five (5) days from the date of legalization, formalization and registration of the act of transformation. In any case, THE BUYER reserves the right to make all types of analyses, evaluations of conditions and capacities of the transformed company, as well as requirements that may be necessary for the performance of the Agreement, and it can ask THE SELLER for all the information that it considers as relevant for the aforementioned purposes.

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COMMERCIAL AND MARKETING VICE PRESIDENCY

REFINED PRODUCTS AND CRUDE OILS’ NATIONAL MANAGER

THE BUYER will not be able to assign, sell or transfer all or any part of its rights and obligations herein contracted to a third party, without the prior written consent of the Seller.

Also, regarding the corporate changes of THE BUYER, it will be enough if it gives written notices of the changes to THE SELLER, within five (5) days from the date of legalization, formalization and registration of the act of transformation. In any case THE SELLER reserves the right to make all types of analyses, evaluations of conditions and capacities of the transformed company, as well as requirements that may be necessary for the performance of the Agreement, and it can ask THE BUYER for all the information that it considers as relevant for the aforementioned purposes.

FOURTEENTH CLAUSE - FORFEITURE: THE BUYER will terminate the Agreement and it will order its winding up “as is” when THE SELLER incurs in the conducts prohibited by article 25 of Law 40 of 1993 (payment of sums of money to extortionists or to conceal or collaborate, by any member of the management or delegate of the Seller, in the payment for the release of an abducted person that is an officer or employee of THE SELLER or of any of its affiliates).

In case that the forfeiture is declared, no indemnification shall be due to THE SELLER, who will be subject to all the sanctions and disqualifications established in the Law. The declaration of forfeiture will be considered as a default. ECOPETROL S. A. will declare the forfeiture, having guaranteed the right of defense of THE SELLER by reasoned Resolution that will be opportunely notified to THE SELLER, who can lodge all legal remedies. THE SELLER shall have the right, after the deductions that must be made pursuant to the clauses of this Agreement, to receive the payment of the part of the goods or services received to the satisfaction of the Buyer up to the date of declaration of the forfeiture.

FIFTEENTH CLAUSE - FORCE MAJEURE, FORTUITOUS EVENT AND RELEASING EVENTS: The obligations of any of the Parties derived from this Agreement and from the Particular Conditions that cannot be complied with because of Force Majeure, Fortuitous Event or Releasing Event, in whole or in part, will be suspended throughout the time during which its effects subsist.

The Party that invokes the occurrence of a Force Majeure, Fortuitous Event or Releasing Event, must give notice to the other Party of such situation, with the start date and time, in an immediate manner by phone, and in writing one business day after the occurrence of the event, submitting the evidences of the occurrence of the event. The Party notified of the Force Majeure, Fortuitous Event or Releasing Event may request the submission of additional information to support such declaration, and the affected Parte must send it within five (5) business days after the request was first made. If there are discrepancies among the Parties regarding the occurrence of the event, they will proceed according to the mechanisms for the resolution of controversies set forth in the Nineteenth Clause of this document.

The Party that invokes the occurrence of a Force Majeure, Fortuitous Event or Releasing Event must use its best efforts to cure the cause that led to its declaration, and it will inform the other Party of the date and hour in which the event was overcame.

For the purposes of this Agreement, it is construed as Force Majeure or Fortuitous Event any event that can be classified as such according to the Law Applicable, which is unforeseen and irresistible, duly proven and provided it is beyond the control of the Parties, and it occurs without their misconduct or negligence.

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COMMERCIAL AND MARKETING VICE PRESIDENCY

REFINED PRODUCTS AND CRUDE OILS’ NATIONAL MANAGER

Are considered as Force Majeure events or Fortuitous Event, among other, the following acts or occurrences: a) Epidemics, landslides, hurricanes, floods, avalanches, lightning, earthquakes, fore, tidal wave, shipwreck, disaster in overland, air, river and maritime transportation, that directly or indirectly contribute to or result in the impossibility of any of the Parties to comply with their obligations. b) Acts or absence of acts of the Government and of the Legislative and Judicial Branches, including laws, orders, regulations, decrees, judgments, judicial actions, regulations, refusal of the issuance, renewal or confirmation of permits and licenses, which are made by the Government or competent authority with jurisdiction over the activities of production, treatment, collection, transportation, distribution, handling and sale and purchase of the crude oil and / or products, and which directly or indirectly contribute to or result in the impossibility of any of the Parties to comply with its obligations, or that harm in a serious and unjust manner the interests of one or of both Parties, or that compromise in a serious manner their financial capacity. c) Acts of civil disorder, including war, blockades, insurrections, mutinies, protests en masse and a serious threat of any of the foregoing, fully proven, and actions of the military forces related to or in response of any civil disorder act, which directly or indirectly contributes to or results in the impossibility of any of the Parties to comply with its obligations.

Are considered as Releasing Events the following acts: a) The partial or total impossibility for the operation and functioning of the facilities and installations for the production, handling, transportation, delivery or receipt of the crude oil and / or products, as well as of the ducts, tanker trucks, boats or any other means employed for its transportation, as well as the connections or the installations of any of the Parties, due to malicious acts of third parties not within the control and direct management of the Seller or THE BUYER and without their responsibility, such as terrorist or guerrilla attacks or sabotages or the grave alterations of the public order, among other, which directly or indirectly contribute to or result in the impossibility of any of the Parties to comply with their obligations; b) the emergency stoppages of the Seller’s or of the Buyer; c) Acts of industrial disorder including the illegal cessation of activities and strike when these contribute to or result in the impossibility of the Buyer to comply with its obligations and, d) Acts of industrial disorder including the illegal cessation of activities and strike when these contribute to or result in the impossibility of the Seller to comply with its obligations .

FIRST PARAGRAPH: Under no circumstances the changes of the financial condition of the Buyer or of the Seller will be considered as Releasing Event under this Agreement.

Neither THE BUYER nor THE SELLER will be responsible for the noncompliance or imperfect compliance of any or all their obligations determined in this agreement; if said fault is caused by Force Majeure events, Fortuitous Event or Releasing Event duly proven.

The Force Majeure, Fortuitous Event or Releasing Event will not release THE BUYER from its obligation pay to THE SELLER the invoices for the supply of crude that has been delivered by THE SELLER, according to the terms stipulated by this Agreement.

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COMMERCIAL AND MARKETING VICE PRESIDENCY

REFINED PRODUCTS AND CRUDE OILS’ NATIONAL MANAGER

The occurrence of any of the events set forth in this clause will not release or exonerate in any way the Parties from the compliance with their obligations contracted and / or accrued before the occurrence of the events the subject matter of this clause.

SIXTEENTH CLAUSE - APPLICATION OF THE COLOMBIAN LAWS: This Agreement and its respective Particular Conditions are governed by the Colombian laws.

SEVENTEENTH CLAUSE - TAXES: Each one of the Parties in this sale and purchase agreement represents that it knows and accepts the taxes and / or withholdings that correspond to it according to the laws in force. The payment of all national, departmental and municipal taxes, rates, charges, contributions, installments or similar that accrue or that may accrue because of this Agreement, including, but not limited to those incurred sue to the execution, formalization, performance and termination or winding up of this Agreement, or that arise after the date of execution of this Agreement, will be on the charge of the taxpayer of the respective tax, who must pay them according to the laws and regulations in force.

EIGHTEENTH CLAUSE - LEGALIZATION: This Agreement is perfected by the execution thereof and with the signature of the Particular Conditions. For the purposes of its publication, Ecopetrol’s relevant provisions set forth in its Procurement Manual will be strictly complied with.

NINETEENTH CLAUSE - RESOLUTION OF CONFLICTS: In the event of differences, conflicts or disputes related to the interpretation, performance and application of this Agreement, the Parties will endeavor to resort to the alternative mechanisms for the resolution of conflicts regulated in the law.

TWENTIETH CLAUSE – SPANISH LANGUAGE: This Agreement and its Particular Conditions are written in the Spanish language and are the only manner of obligations between the Parties. Any translation into another language will only be for the purposes of reference of the Parties and under no circumstances will affect the meaning or the interpretation of the Spanish version.

TWENTY FIRST CLAUSE - VALUE OF THE AGREEMENT: The value of the Agreement is undetermined.

TWENTY SECOND CLAUSE - CONFIDENTIALITY of the INFORMATION: For the purposes of this Agreement and of its Particular Conditions, the Party that discloses or divulges the information will be hereinafter called Disclosing Party and the party that receives the information will be hereinafter called Receiving Party. The Parties agree that all the information of a technical, commercial, industrial or financial nature that is submitted, exchanged and / or made by the Parties pursuant to this Agreement or that any of the Parties develops, receives or obtains in respect to this Agreement (hereinafter the “Confidential Information” or the “Information”), will be subject to a strict reserve and confidentiality, throughout the term of the Agreement and three (3) years after the date of termination thereof.

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COMMERCIAL AND MARKETING VICE PRESIDENCY

REFINED PRODUCTS AND CRUDE OILS’ NATIONAL MANAGER

For the purposes of this Agreement it shall not be considered as Confidential Information the information that: (i) is public knowledge at the time of disclosure, or that becomes public knowledge after its disclosure, other than from acts or omissions of the Receiving Party; (ii) is known by the Receiving Party before or at the time of being received or obtained under this Agreement, and such knowledge is not originated in the breach of a confidentiality obligation, (iii) is developed by the Receiving Party in an independent manner or based on information or documentation received from a third party, and it is not, on its part, in breach of a confidentiality obligation; (iv) is received or obtained, in good faith, by the Receiving Party, from a third party and it is not, on its part, in breach of a confidentiality obligation; (v) its divulgation and / or disclosure is demanded by the Receiving Party pursuant to the application of the legislation in force, legal precedent, firm administrative decision, order of a judicial and / or governmental authority with jurisdiction over the Parties or their affiliates, or under to the regulations of any stock exchange in which the shares of the Parties or related corporations are quoted, and to the extent that the same is required.

The Receiving Party may disclose the Confidential Information to its directors, officers, employees, agents, partners, representatives or associates, affiliates and subordinates (generically called Representatives).

If a judicial or administrative authority requires or demands that the Receiving Party, by virtue of the law, regulation or judicial resolution, submits any part of the Information, said Receiving Party mat request the cooperation of the Disclosing Party and, if it so considers, it will consult with it about the measures that must be taken to maintain the confidentiality.

TWENTY THIRD CLAUSE - SPECIAL OBLIGATIONS OF THE SELLER RELATED TO THE PREVENTION AND CONTROL OF MONEY LAUNDERING AND THE FINANCING OF TERRORISM (LA / FT)

1.	To fully comply with the legal provisions regarding prevention and control of money laundering and Financing of terrorism (LA / FT) that may be applicable, implementing, in an efficient and timely manner, the policies and the procedures necessary for such purposes. To verify the compliance with this obligation the Buyer will have the right to request financial, operational or compliance audits of THE SELLER its subcontractors, suppliers and agents or to demand that THE SELLER submits evaluations of its internal auditors, statutory auditors or a qualified external consultant; and for these purposes, THE SELLER agrees to establish all necessary mechanisms.

2.	Not to perform operations with persons or entities the funds of which come from illicit activities of those contemplated in the Colombian Criminal Code or in any provision that replaces, adds to, or amends it, or regarding whom there are well founded doubts about the origin of their funds, based on public information.

3.	To respect and obey Ecopetrol’s Corporate Governance Code, the Integral Responsibility and Corporate Social Responsibility Policies, Ethics Code and the policies for the prevention, control and management of the risk of money laundering and financing of terrorism (LA / FT) of THE BUYER. For these purposes, THE SELLER hereby represents that it knows such documents.

4.	To refrain from utilizing its operations as an instrument for the concealment, management, investment or exploitation, in any way, of money or other goods from criminal activities or to give the appearance of legality to the transactions and funds related to them, or destined to carry out illicit activities.

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COMMERCIAL AND MARKETING VICE PRESIDENCY

REFINED PRODUCTS AND CRUDE OILS’ NATIONAL MANAGER

5.	To inform THE BUYER and to denounce before the competent authority the commission of crimes that personally affect it, the occurrence of which has come to its knowledge, in particular the crimes related to money laundering and the financing of terrorism as demanded by article 67 of the Criminal Procedure Code (Law 906 of 2004 as amended or repealed).

6.	To report to THE BUYER, the incidents or issues that may affect its image or reputation and / or that of THE BUYER’S, within three (3) business days after the occurrence thereof, in order to manage the same in a consensual manner.

7.	To answer, in a timely manner, all the information requirements as well as the clarifications required by THE BUYER pursuant to this Agreement.

8.	Not to use the funds that it will receive from THE BUYER to carry out any illicit activity of those contemplated in the Colombian Criminal Code, as well as to adopt measures aimed to prevent that their employees or contractors do so;

PARAGRAPH: Regarding agreements related to the commercialization of substances susceptible of being utilized for the production of illicit narcotics, THE SELLER must evidence the full compliance with the registration, prevention and control obligations imposed by the Justice Ministry; in the same way, it must contribute to the discovery and internal report of operations of which it has been suspected that are related to drug trafficking activities. (United Nations’ Convention against the illicit traffic of narcotics and psychotropic substances, signed in Vienna on the 20th of December of 1988, and approved by Law 67 of 1993 and enacted by Decree 671 of 1995). To verify the compliance with this obligation, the Buyer shall be entitled to carry out or request financial, operational or compliance audits of THE SELLER its subcontractors, suppliers and agents or to demand that THE SELLER submits evaluations of its internal auditors, statutory auditors or a qualified external consultant; and for these purposes, THE SELLER agrees to establish all mechanisms that may be required.

9.	To inform ECOPETROL S. A. of the fact that it has been included in any of the national or international restrictive lists related to money laundering and the Financing of terrorism.

TWENTY FOURTH CLAUSE - EARLY TERMINATION:

24.1 THE SELLER or THE BUYER may terminate, at any time, this Sale and Purchase Agreement and that Party shall not have the obligation to indemnify any damages to the other party, provided that the party that wishes to terminate the Agreement in an early manner sends to the other party a written communication thirty (30) calendar days before the date in which it desires to terminate the Agreement.

24.2 Are considered as cause of early termination of the Agreement without indemnification in favor of THE SELLER the breach of the obligations in the charge of THE SELLER and in particular:

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COMMERCIAL AND MARKETING VICE PRESIDENCY

REFINED PRODUCTS AND CRUDE OILS’ NATIONAL MANAGER

1.	When THE SELLER or some of its shareholders, associates or partners that directly or indirectly own FIVE PER CENT (5%) or more of the equity, share or participation, or any of its directors, officers, or its statutory auditor, appear in the international lists that are binding for Colombia according to the international law (United Nations’ lists) or in the lists of the OFAC.
2.	When there are, against THE SELLER or of its shareholders, associates or partners that directly or indirectly own FIVE PER CENT (5%) or more of the equity, share or participation, or any of its directors, officers, or its statutory auditor investigations or criminal proceedings fro crimes related to the financing of terrorism, l money laundering and their source crimes, or if there is public information regarding such persons, which could make THE BUYER face a legal or reputational risk.
3.	When there are elements or circumstances that may represent for THE BUYER reputational, legal, operational or contagion risks, related to the money laundering and / or the Financing of terrorism.
4.	When there are elements present that raise founded doubts about the legality of the operations of THE SELLER, the lawfulness of its resources or that THE SELLER has made transactions or carried out operations pursuant to those activities or in favor of personas related with them.
5.	When there are mistakes, inconsistencies, discrepancies or falsity in the documentation and information furnished by THE SELLER for the execution and performance of this Agreement.
6.	When THE SELLER incurs, because of the Agreement and in respect to the armed groups organized outside the law, in any of the following conducts:

•	To yield without justification to the threats made by those groups;
•	To receive, supply, manage, intervene, finance, transfer, keep, transport, store or conserve monies or assets that come from or that are destined to such groups or to cooperate and give help to them;
•	To build, assign, lease, make available, facilitate or transfer at any title whatsoever, goods to be destined to the concealment of persons or to the deposit or storage of assets that belong to such groups;
•	To halt, suspend or reduce in a notorious manner the compliance with their contractual obligations under the instruction of such groups.
•	To fail to comply with the duty to denounce criminal activities the commission of which is attributable to such groups that may come to its knowledge because of the Agreement. (Article 31 of Law 782 of 2002, extended by article 1 of Law 1421 of 2010).

24.3 In the same way, THE BUYER may terminate the contractual relationship if THE SELLER incurs in any of the following conduct:

1.	To yield without justification to the threats made by armed groups outside the law.
2.	To receive, supply, manage, intervene, finance, transfer, keep, transport, store or conserve monies or assets that come from or that are destined to such groups or to cooperate and give help to them.
3.	To build, assign, lease, make available, facilitate or transfer at any title whatsoever, goods to be destined to the concealment of persons or to the deposit or storage of assets that belong to such groups.
4.	To halt, suspend or reduce in a notorious manner the compliance with their contractual obligations under the instruction of such groups.

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COMMERCIAL AND MARKETING VICE PRESIDENCY

REFINED PRODUCTS AND CRUDE OILS’ NATIONAL MANAGER

5.	To fail to comply with the duty to denounce criminal activities the commission of which is attributable to such groups that may come to its knowledge because of the Agreement.

For these purposes, THE SELLER the conduct of its agents or dependents, of which it is aware, is a fact of the seller.

TWENTY FIFTH CLAUSE - LAW AND REGULATIONS APPLICABLE

25.1 This Agreement will be governed by the Colombian law and it will be governed by the Parties and judicial or administrative authorities, considering the following criteria and priorities: 1) The Particular Conditions of this Agreement, which will be applied to the maximum extent and effect possible in all cases; 2) theses General Conditions; and, 3) the legislation in force to the extent applicable to this Agreement, construed according to the clauses and intention of the Parties to this Agreement.

25.2 This Agreement shall inure to the benefit of the Parties. In the event that for whatever change in the laws and / or provisions that come into force after the date of execution of this Agreement, demands that the Parties involved amend this Agreement or enter into other agreements with third parties to continue complying with their obligations there under, these amendments or new agreements musty be greed upon by the amendments or new agreements must be agreed upon by the Parties.

25.3 In case that any provision of this Agreement for whatever reason is declared or becomes invalid or unenforceable under any law, provision, regulation or mandate that is final and non – appealable of any authority with jurisdiction, such law or decision will not affect the validity of the remaining part of this Agreement and the remaining part will remain in full force and effect as if this Agreement had been granted without the invalid and unenforceable part. In case that the invalidity, unenforceability, amendment or amendment of any provision of this Agreement alters in a substantial manner the economic equation of the Parties, said Agreement will remain in force and the Parties will negotiate, in an opportune manner, in good faith, to restore it as close as possible to its original effect, according to the initial intention of the Parties and to eliminate the adverse economic effects.

25.4 This Agreement constitutes the entire agreement of THE SELLER and THE BUYER regarding the purchase and Delivery of crude oil and / or products by THE SELLER to THE BUYER and replaces and incorporates all prior covenants and agreements, verbal or written, that the Parties may have in respect to the specific object of this Agreement.

25.5 This Agreement can only be amended by means of a new agreement entered into by the Parties.

TWENTY SIXTH CLAUSE - DOMICILE: For all legal purposes, the domicile of this Agreement will be the city of Bogotá D.C.

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